Other Exhibits (b)

                           Certificate of Secretary


     The undersigned, Michael S. Petrucelli, Vice President and Assistant Secretary of each of the Funds listed on Exhibit A attached hereto (each, a "Fund"), hereby certifies that set forth below is a copy of the resolution adopted by the Fund's Board authorizing the signing by Marie E. Connolly, Richard W. Ingram, Christopher J. Kelley, Kathleen K. Morrisey, Michael S. Petrucelli and Elba Vasquez, as the attorney-in-fact for the proper officers of the Fund pursuant to a power of attorney:

     RESOLVED, that the Registration Statement and any and all amendments and supplements thereto may be signed by any one of Marie E. Connolly, Richard W. Ingram, Christopher J. Kelley, Kathleen K. Morrisey, Michael S. Petrucelli and Elba Vasquez, as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact hereby is authorized and approved, and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as who he or she is acting as attorney-in-fact, might or could do in person.

     IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Fund on April 13, 1998.

                                              *BY:     /s/  Michael Petrucelli
                                                     -------------------------
                                                            Michael Petrucelli,
                                                            Vice President and
                                                            Assistant Secretary

                                    EXHIBIT A


                            Dreyfus BASIC CNMA Fund
                Dreyfus Florida Intermediate Municipal Bond Fund
                           Dreyfus Global Growth Fund
                  Dreyfus New Jersey Municipal Bond Fund, Inc.
                 Dreyfus New York Insured Tax Exempt Bond Fund
               Dreyfus 100% U.S. Treasury Intermediate Term Fund
                   Dreyfus 100% U.S. Treasury Long Term Fund
                  Dreyfus 100% U.S. Treasury Money Market Fund
                   Dreyfus 100% U.S. Treasury Short Term Fund